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                         SECOND AMENDMENT TO CREDIT AGREEMENT


    This SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") is made and entered into as of the 17 day of July 1997 by and between Sanwa Bank California, a California banking corporation (the "Bank"), and BRE Properties, Inc., a Maryland corporation (the "Borrower").

                                       RECITALS

    A. Pursuant to a Credit Agreement dated as of the 9th day of April, 1996 (as amended by that certain First Amendment to Credit Agreement dated as of the 12th day of December, 1996, as further modified or waived from time to time, the "Credit Agreement"), the Bank agreed to extend credit to the Borrower on the terms and conditions contained therein.

    B. The parties desire to amend the Credit Agreement, as more particularly described below.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT

1.  AMENDMENTS.

    1(a) CREDIT LIMIT. To increase the Credit Limit (as such term is defined in and as all other capitalized terms used in this Second Amendment but not otherwise defined herein are defined in the Credit Agreement), the definition of "Credit Limit" in Section 1.1 is amended to read as follows:

          "'CREDIT LIMIT' shall mean $35,000,000, as such amount shall be modified from time to time pursuant to this Agreement."

    1(b) EXPIRATION DATE. To extend the Expiration Date, the definition of "Expiration Date" in Section 1.1 is amended to read as follows:

          "'EXPIRATION DATE' shall mean April 30, 2000, as such date may be extended in the sole discretion of the Bank."

    1(c) INTEREST RATE. To change the interest rate payable by the Borrower on Loans, the definition of "LIBOR Rate Spread" is amended to read as follows:


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          "'LIBOR RATE SPREAD' shall mean, until June 30, 1998, .0.80% and, thereafter, on any date, the applicable percentage set forth below based upon the Ratings in effect on such date:

           "Category                                        LIBOR Rate Spread
          -------------                                   --------------------
          A+  or higher by S&P                                   0.60%
          A1  or higher by Moody's
          A+  or higher by D&P

          A    by S&P                                            0.65%
          A2   by Moody's
          A   by D&P

          A-  by S&P                                             0.70%
          A3 by Moody's
          A-  by D&P

          BBB+  by S&P                                           0.80%
          Baa1 by Moody's
          BBB+  by D&P

          BBB by S&P                                             0.95%
          Baa2 by Moody's
          BBB  by D&P

          BBB- by S&P                                            1.10%
          Baa3 by Moody's
          BBB- by D&P

          Lower than BBB- by S&P                                 1.40%
          Lower than Baa3 by Moody's
          Lower than BBB- by D&P

          "For purposes of the foregoing, if any Rating established or deemed to have been established by any Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which such change is first announced by the Rating Agency making such change. Each change in the LIBOR Rate Spread shall apply to all LIBOR Rate Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of such change. If the rating system of any Rating Agency shall change, or if either such Rating Agency shall cease rating the corporate debt obligations of the Borrower (other than by reason of any action or


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          nonaction by the Borrower following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another Rating Agency mutually acceptable to the Borrower for the Rating Agency with respect to which the rating system has changed or for which no Rating is then in effect) to reflect such changed rating system or the nonavailability of Ratings from such Rating Agency, and pending agreement on such amendment, the Rating in effect immediately prior to such change or cessation will be used in determining the LIBOR Rate Spread. If any Rating Agency shall not have a rating in effect by reason of any action or nonaction by the Borrower following or in anticipating of a ratings downgrade, then such Rating Agency shall be deemed to have established a Rating in the lowest category with the highest interest rate.


          "If the Borrower's senior long-term debt has only one Rating, then LIBOR Rate Spread shall be determined by reference solely to such Credit Rating.

          "If the Borrower's long-term unsecured debt has two or more Ratings,
          (i) if the Ratings are in the same Category, then the related LIBOR Rate Spread shall apply; (ii) if the Ratings differ, then the highest applicable LIBOR Rate Spread resulting shall apply.

          "If the Borrower's long-term unsecured debt has no Rating, then the highest LIBOR Rate Spread shall apply.

          "For purposes of this definition, the following terms shall have the following meanings:

          "'D&P' shall mean Duff & Phelps Rating Agency

          "'MOODY`S' shall mean Moody's Investors Service, Inc.

          "'RATING AGENCIES' shall mean D&P, Moody's and S&P and any substitute rating agencies agreed upon by the Borrower and the Bank.

          "'RATINGS' shall mean the rating from time to time established by the Rating Agencies by the Borrower's long term unsecured debt.

          "'S&P' shall mean Standard and Poor's Ratings Group."

    1(d)  UNUSED FEES.  To change the fees payable by the Borrower to the Bank,
Section 3.8(1) is amended to read as follows:

               "(1) UNUSED FEES. The Borrower shall pay to the Bank an unused credit fee on the average daily amount by which the Credit Limit exceeds


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          the sum of outstanding Loans and Letter of Credit Obligations, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the daily utilization for such quarter, equal to .125% per annum. Such fee shall accrued from the date of the Second Amendment to this Agreement and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on September 30, 1997 with the final payment to be made on the Maturity Date."

    1(e) REPORTING. To delete certain reporting requirements, Section 6.1(d) is deleted in its entirety.

    1(f)  FINANCIAL COVENANTS.

          (1) To change Indebtedness permitted under the Agreement, Section 7.6 is amended to read as follows:

               "7.6 INDEBTEDNESS. Not create, incur, assume or suffer to exist, or otherwise come or liable or, with respect to Indebtedness not secured by a Lien, accept a commitment for, or cause any Subsidiary to liable in respect of any Indebtedness or accept any such commitment except:

                       "(a) The Obligations;

                       "(b) Trade debt incurred in the ordinary course of
               business and outstanding less than thirty (30) days after the same has become due and payable or which is being contested in good faith, provided provision is made to the satisfaction of the Bank for the eventual payment thereof in the event it is found that such contested trade debt is payable by the Borrower or Subsidiary;

                       "(c) Indebtedness secured by Liens permitted under
               Section 7.5 above;

                       "(d) Unsecured Indebtedness which is incurred under lines
               of credit with financial institutions with an aggregate amount of unused commitments and outstandings not to exceed $150,000,000;

                       "(e) Non-revolving, non-amortizing Indebtedness with a
               maturity or call date not earlier than five (5) years after the date incurred;

                       "(f) Non-revolving, amortizing Indebtedness in favor of
               the Prudential Insurance Company."


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         (2)   To replace the financial covenants of the Borrower, Section 7.13 is amended to read as follows:

               "7.13 FINANCIAL COVENANTS. Not, on a consolidated basis for the Borrower and its Subsidiaries:

                      "(a) As at the end of any fiscal quarter of the Borrower
               permit its Effective Tangible Net Worth to be less than $400,000,000 plus 85% of the Net Proceeds of Capital Stock.

                      "(b) As at the end of any fiscal quarter, permit the Net
               Operating Income of Unencumbered Real Property, for the preceding four fiscal quarters, to be less than 175% of the Unsecured Interest Expense for such period.

                      "(c) At any time, permit aggregate Indebtedness to exceed
               50% of Total Assets.

                      "(d) As at the end of any fiscal quarter, permit the ratio of EBITDA to Debt Service for the preceding four fiscal quarters to be less than 1.80 to 1.00.

                      "(e) Permit the ratio of (i) Aggregate Distributions to
               Shareholders for any consecutive four (4) fiscal quarter to (ii) FFO for such four (4) fiscal quarters to exceed .95 to 1.00.

                      "(f) At any time, permit the number of Development Units
               to exceed 20% of the number of Wholly-Owned Units (disregarding all Wholly-Owned Units which are Under Construction)."

         (3) To change the definition of "Permitted Liens" which may be secured by Liens, clause (iv) of the definition of "Permitted Liens" is amended to read as follows:

               "(iv) Liens on real estate securing Indebtedness in an aggregate amount outstanding at any one time not to exceed 30% of the Borrower's and its Subsidiaries' Total Assets."

         (4) In connection with the foregoing change in the financial covenants, the following definitions are added to Section 1.1 in their correct alphabetical order:

               "'Aggregate Distributions to Shareholders' shall mean (a) any Dividend Payments in respect of the Borrower or any Subsidiary of the Borrower (other than on account of capital stock or other equity interests of a Subsidiary of the Borrower or another Subsidiary of the Borrower), including, without limitation, any Dividend Payments resulting in the


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         acquisition by the Borrower of securities which would constitute treasury stock, and (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Borrower or any Subsidiary of, on account of, or in respect of, the principal of any subordinated debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such subordinated debt was originally incurred). For purposes of this Agreement, the amount of any Aggregate Distributions to Shareholders made in property shall be the greater of (x) the fair market value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such distribution) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such distribution is made.

               "'Debt Service' shall mean, with respect to any period, the sum of the following (a) Interest Charges for such period and (b) all payments of principal in respect of Debt of the Borrower and its Subsidiaries (including the principal component of any payments in respect of capital lease obligations) paid or payable during such period after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP.

               "'Interest Charges' shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Subsidiaries, all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP) (a) all interest in respect of Debt of the Company and its Subsidiaries deducted in determining Net Income for such period and (b) all debt discount and expense with respect to Debt amortized or required to be amortized in the determination of Net Income for such period.

               "'Net Proceeds of Capital Stock' shall mean, with respect to any period ending on or after March 31, 1997, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Borrower and its Subsidiaries during such period, from the sale of all capital stock of the Borrower, including in such net proceeds (i) the net amount paid upon issuance and exercise during such period of any right to acquire any capital stock, or paid during such period to convert a convertible debt security to capital stock and (ii) any amount paid to the Borrower upon issuance of any convertible debt securities and thereafter converted to capital stock during such period.


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               "'Swap' shall mean, with respect to any Person, payment
         obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

               "'Total Assets' shall mean the total assets of the Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries determined on a current value basis.

              "'Unsecured Interest Expense' shall mean, with respect to any period, the Interest Charges calculated for Unsecured Debt.

              "'Unsecured Debt' shall mean Debt not secured directly or indirectly by a Lien, including, without limitation, Debt under (i) this Agreement and (ii) that certain Credit Agreement dated as of ___________, 199_ between the Borrower and Bank of America National Trust and Savings Association."

         2. EFFECTIVE DATE. This Second Amendment shall be effective as of the date first written above, provided that as of such date the Borrower shall have delivered to Bank:

         (a)   Duly executed copies of this Second Amendment;

         (b) Certified copies of resolutions of the Board of Directors of the Borrower approving the execution and delivery of this Second Amendment;

         (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and the signatures of the Officers of the Borrower authorized to sign this Second Amendment; and

         (d) Such other documents, certificates and agreements that the Bank may reasonably request.


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         3.    NO OTHER AMENDMENT.  Except as expressly amended herein, the
Credit Agreement and all documents, instruments and agreements relating thereto or executed in connection therewith shall remain in full force and effect as currently written.

         4. REPRESENTATIONS AND WARRANTIES. As of the effective date of this Second Amendment, the Borrower hereby represents and warrants to the Bank as follows:

               (a) The Borrower has the corporate power and authority and the legal right to execute, deliver and perform this Second Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Second Amendment and the Credit Agreement as amended hereby. This Second Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms.

               (b) At and as of the date of execution hereof and at and as of the effective date of this Second Amendment and both prior to and after giving effect to this Second Amendment: (1) the representations and warranties of the Borrower contained in the Credit Agreement are accurate and complete in all respects, and (2) there has not occurred an Event of Default or Potential Event of Default under the Credit Agreement.

         5.    MISCELLANEOUS.

                   (a) COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                   (b) GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to choice of law rules.


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    IN WITNESS WHEREOF, this Second Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                       BORROWER:

SANWA BANK CALIFORNIA                       BRE PROPERTIES, INC.


By:                                         By: Frank McDowell
  ----------------------------------
Title:                                      Title:  President
   ---------------------------------


By:                                         By:  LeRoy Carlson
   ---------------------------------
Title:                                      Title:  Executive Vice President
     -------------------------------        and Secretary


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